LIST OF SUBSIDIARIES OF GENERAL MEDIA, INC.

                                                            State or Other
                                                            Jurisdiction of
                                                            Incorporation
   Name                                                     Or Organization
   ----                                                     ---------------
1. General Media Communications, Inc.                       Delaware
2. General Media Films, Inc.                                New York
3. General Media International Financial Services
    (GMIFS) N.V.                                            Netherlands Antilles
4. General Media (UK), Ltd.                                 United Kingdom
5. Penthouse Clubs International Establishment              Liechtenstein
6. Penthouse Images Acquisition, Ltd.                       New York
7. Penthouse Music, Ltd.                                    Delaware
8. Pure Entertainment Telecommunications, Inc.              New York
9. Pure Entertainment Telecommunications (Curacao) N.V.     Netherland Antilles
10. General Media Entertainment, Inc.                       New York
11. General Media Automotive Group, Inc.                    New York
12. General Media On-Line Services, Inc.                    Delaware
13. Penthouse Financial Services N.V.                       Netherland Antilles
14. General Media Art Holdings, Inc.                        Delaware